UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 24, 2008, Herbst Gaming, Inc. (the “Company”) entered into Omnibus Amendment No. 3 and Appointment and Acceptance (the “Amendment”) with Bank of America, N.A. (“Bank of America”), Wilmington Trust Company (“Wilmington Trust”), and each Lender party thereto which amended the Company’s Second Amended and Restated Credit Agreement dated as of January 3, 2007 (as amended, the “Credit Agreement”) among the Company, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, and each Subsidiary of the Company. The Amendment provides for (i) the replacement of Bank of America as Administrative Agent with Wilmington Trust, (ii) the reduction of the Company’s Letter of Credit subfacility from $25,000,000 to $1,141,000 and (iii) the reduction of the Company’s Swing Line subfacility from $10,000,000 to $0.

 The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Report.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1  Omnibus Amendment No. 3 and Appointment and Acceptance dated as of April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: April 30, 2008	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Omnibus Amendment No. 3 and Appointment and Acceptance dated as of April 24, 2008.